Exhibit 99.1

Garrett Motion Inc. Announces Proposed Private Offering of $500 Million of Senior Notes Due 2032

ROLLE, Switzerland, May 6, 2024 - Garrett Motion Inc. (Nasdaq: GTX) (the “Company”) announced today that Garrett Motion Holdings Inc. and Garrett LX I S.à r.l., its wholly owned subsidiaries, are planning, subject to market and other customary conditions, to offer (the “Offering”) $500 million aggregate principal amount of senior unsecured notes due 2032 (the “notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The notes will be fully and unconditionally guaranteed by the Company and each of the Company’s wholly owned restricted subsidiaries that guarantees the Company’s senior secured credit facilities.

The Company intends to use the proceeds of the Offering, together with cash on hand, to repay approximately $500 million of term loan indebtedness under the Company’s senior secured credit facilities, in accordance with the terms thereof, and to pay related fees and expenses.

The notes have not been and will not be registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from such registration requirements. Accordingly, the notes are being offered and sold only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sale of, the notes in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Garrett Motion Inc.

Garrett Motion Inc. is a differentiated technology leader, serving automotive customers worldwide for more than 70 years. Known for its global leadership in turbocharging, the company develops transformative technologies for vehicles to become cleaner and more efficient. Its advanced technologies help reduce emissions and reach zero emissions via passenger and commercial vehicle applications – for on and off-highway use. Its portfolio includes turbochargers, electric turbos (E-Turbo) and electric compressors (E-Compressor) for both ICE and hybrid powertrains. In the zero emissions vehicle category, it offers fuel cell compressors for hydrogen fuel cell vehicles (FCEVs) as well as electric propulsion and thermal management systems for battery electric vehicles (BEVs). It boasts five R&D centers, 13 manufacturing sites and a team of 9,300 located in more than 20 countries. Its mission is to further advance motion through unique, differentiated innovations.
Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements including, without limitation, our statements regarding the proposed notes offering. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to those described in our annual report on Form 10-K for the year ended December 31, 2023, as well as our other filings with the Securities and Exchange Commission, under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. Forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by our forward-looking statements.

Contacts:
MEDIA	INVESTOR RELATIONS
Maria Eugenia Santiago Echandi	Eric Birge
1.734.386.6593	1.734.392.5504
Maria.SantiagoEchandi@garrettmotion.com	Eric.Birge@garrettmotion.com
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